
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean Witter Portfolio Strategy Fund L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               MAR-31-2000
<CASH>                                      96,703,820
<SECURITIES>                                         0
<RECEIVABLES>                                  517,870<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             103,047,857<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               103,047,857<F3>
<SALES>                                              0
<TOTAL-REVENUES>                               393,845<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,650,844
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (2,256,999)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (2,256,999)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (2,256,999)
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $389,388 and due from DWR of $128,482.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $5,826,167.
<F3>Liabilities include redemptions payable of $2,521,440, management fee payable of $343,133, and accrued administrative expenses of $107,844.
<F4>Total revenues include realized trading revenue of $(1,467,648), net change in unrealized of $711,818 and interest income of $1,149,675.

